UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2011

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	Material Impairments

As discussed in more detail under Item 8.01 below, as a result of the U.S. Supreme Court declining to accept Kaiser Eagle Mountain, LLC’s and Mine Reclamation, LLC’s petition to seek further review of a prior adverse U.S. 9th Circuit Court of Appeals decision, Kaiser Ventures LLC (the “Company”) estimates that during the first quarter of 2011 it will record an impairment charge in the estimated range of $5.5 million to $6.8 million in connection with its landfill investment.

ITEM 8.01	Other Events

On March 28, 2011, the Company issued a press release announcing that the U. S. Supreme Court declined the Company’s and Mine Reclamation, LLC’s petition requesting that the U.S. Supreme Court further review the U.S. 9th Circuit Court of Appeals decision that was adverse to a completed land exchange between the U.S. Bureau of Land Management and Kaiser.

A copy of the Company’s press release with respect to the decision by the U.S. Supreme Court declining to further review the prior adverse decision is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

99.1	Kaiser Ventures LLC and Mine Reclamation, LLC press release dated March 28, 2011, announcing that the U.S. Supreme Court declined their petition requesting further review of the prior adverse land exchange decision by the U.S. Ninth Circuit Court of Appeals. *

*	Filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: March 30, 2011	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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